UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2006

Commission file number 333-113658

Sensus Metering Systems (Bermuda 2) Ltd.	Sensus Metering Systems Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4017

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2006, Sensus Metering Systems Inc. (the “Company”) entered into an agreement to acquire substantially all of the assets and assume certain identified liabilities of Advanced Metering Data Systems, L.L.C. (AMDS) for $45.4 million in cash at closing and the payment of additional cash consideration if the acquired business achieves certain performance targets through March 2011. In addition, pursuant to a Subscription Agreement with AMDS, Sensus Metering Systems (Bermuda 1) Ltd., the Company’s parent, will issue certain preference shares to AMDS, which are subject to the performance of the acquired business over a five-year period following the closing. The Company will finance the transaction with equity contributions from the current principal investors in the Company and cash on hand. Closing of the acquisition is subject to the satisfaction of certain conditions, including obtaining certain governmental approvals.

A copy of the press release issued by the Company on June 7, 2006 relating to the asset purchase agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

Dated: June 7, 2006	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Financial Officer

SENSUS METERING SYSTEMS INC.

Dated: June 7, 2006	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Financial Officer